                                                                    EXHIBIT 10.8

                  THIS SUBLICENSE, made this 15th day of February, 1994, by and between INTEGRAL CONCEPTS, INC., a West Virginia Corporation ("ICI"), having a place of business at Route 7, Box 145 Morgantown, West Virginia 26505, and INTEGRAL VISION SYSTEMS, INC., a West Virginia Corporation ("IVS"), having a place of business at the same address.


                                   WITNESSETH


                  WHEREAS, ICI is a corporation formed to commercialize various proprietary technologies developed by itself and others, including the West Virginia University Research Corporation ("WVURC");

                  WHEREAS, by an agreement dated January 19, 1993 (the "Agreement", Exhibit 1, made a part hereof), WVURC granted ICI an exclusive worldwide license, inter alia, to manufacture the Technology and to sublicense other to manufacture the Technology;

                  WHEREAS, pursuant to the Agreement, WVURC and ICI anticipated that further development work could be required to complete the Technology, which ICI would do at its own expense;

                  WHEREAS, IVS is a corporation formed by certain principals of ICI for the purpose of marketing the Technology;

                  WHEREAS, ICI desires to issue an exclusive sublicense to IVS of its right, title, and interest in and to the Technology as fully as legally possible subject only to those limitations and restrictions on ICI's rights contained in the Agreement;

                  NOW THEREFORE, for the consideration and the mutual exchange of promises set forth herein, the parties hereby agree as follows,

                            I. SUBLICENSE AND LICENSE

                  1.1 ICI hereby grants to IVS the exclusive worldwide right and license to (i) manufacture the Technology and to license others to do so, (ii) to market, sell copies of, license and distribute the Technology, and (iii) to sublicense others to manufacture, market, sell copies of, license and distribute the Technology.

                  1.2 IVS agrees to accept those limitations and restrictions on its rights under this Sublicense Agreement that result from rights reserved to WVURC under the Agreement.

                  1.3 IVS agrees to make a one time fixed payment to ICI of $10,000 as soon as possible after the execution of this Sublicense Agreement as further compensation for the transfer of the Technology.

                              II. CONFORMING TERMS

                  2.1 To the extent not otherwise defined herein, the terms used in this Sublicensing Agreement shall have the meaning set forth or implied in the Agreement.

                  2.2 IVS agrees to pay directly to WVURC the royalty stipulated in the Agreement. In the event that WVURC does not agree to direct royalty payment, IVS agress to reimburse ICI for any expenses that it incures pursuant to the "Payments" section of the Agreement, including any income taxes attracted by the conduit payment arrangement. In other words, IVS agrees to hold ICI harmless for any intermediary role it may have to play pursuant to the Agreement.

                  2.3 IVS agrees to undertake the equivalent steps agreed to by ICI in the Agreement to promote and market the Technology.

                  2.4 IVS will undertake equivalent confidentiality rules as ICI in the Agreement.

                  2.5 IVS agrees to equivalent protection rules regarding Proprietary Rights as set forth in the Agreement.

                  2.6 IVS and ICI agree that this Sublicense Agreement will have equivalent provisions regarding Term, Termination, and Conversion as set forth in the Agreement.

                  2.7 IVS and ICI agree to equivalent Miscellaneous conditions as set forth in the Agreement, with the specification that notices to IVS will be to the address for it indicated above.

                  2.8 In exchange for the transfer of Technology contemplated herein, IVS agrees to hold ICI harmless against any consequences, financial and otherwise, that may arise from the transactions contemplated herein. This hold harmless agreement is intended to be broad enough to encompass any adverse consequences that may flow from this agreement and be supported directly or indirectly by ICI. By way of illustration (and in no way limiting the intended scope of this hold harmless clause), should ICI by joined as a party in any suit because of actions undertaken by IVS regarding the Technology, IVS agrees to pay, among other things, for ICI's cost of defending the suit (payment to be in a prompt manner), and the costs of any damage ultimately supported by ICI.

                  2.9 The parties agree that any controversy or claim arising out of or relating to this Sublicense Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This contract shall be interpreted under the laws of the State of West Virginia.

                  2.10 IVS and ICI agree to execute such other documents as may be required to put into effect the overall purpose of this Sublicense Agreement, it being the intention of the parties that IVS essentially step into ICI's shoes regarding all obligations under the Agreement as if it had been originally between WVURC and IVS. This will include but not be limited to, an explicit license by ICI and IVS of any patents or patentable rights subsequently developed for the Technology by ICI.

         IN WITNESS WHEREOF, the parties have executed this Sublicense Agreement as of the date first indicated above.

/s/ Rhonda L. Miller                        Integral Concepts, Inc.
--------------------                        By: /s/ James Smith
Witness                                         ---------------
                                            Its: President
                                                 --------------

                                            Integral Vision Systems, Inc.
/s/ Rhonda L. Miller                        By: /s/ James Smith
--------------------                            ---------------
Witness                                     Its: President
                                                 --------------

EXHIBIT 1 to sublicense between ICI and IVS

                                    AGREEMENT

This Agreement is made this 19th day of January, 1993, by and between West Virginia University Research Corporation, a nonprofit corporation of the State of West Virginia, having an office at the Office of Sponsored Programs, P.O. Box 6845, Morgantown, West Virginia 26506-6845 (hereinafter referred to as "WVURC") and Integral Concepts, Inc., a West Virginia corporation (hereinafter referred to as "ICI") having a place of business at Route 7, Box 145, Morgantown, West Virginia 26505.

                                   WITNESSETH

         WHEREAS, James E. Smith and others working under his guidance and direction have developed certain vision system technologies and defined herein to be embraced within the expression "The Technology";

         WHEREAS, The Technology was not specifically commissioned by WVURC and grew out of intellectual pursuits of Smith and others; and

         WHEREAS, The Technology was developed, in part, as a result of the position of Smith and others at WVU; and, in part, as a result of the use by Smith and others at WVU and/or WVURC resources; and, in part, by Smith and others without the use of WVURC resources; and

         WHEREAS, the parties agree that Smith, and others, and WVURC jointly own all right, title and interest in The Technology, as defined by the current WVURC Patent and Copyright Policy, a copy of which is labeled as Exhibit 1, attached hereto, and incorporated herein by reference; and

         WHEREAS, ICI wishes to obtain an exclusive license from WVURC of its right, title and interest on and to The Technology, subject to there terms and conditions hereof;

         NOW, THEREFORE, in consideration of the payment of monies as hereinafter

EXHIBIT 1 to sublicense between ICI and IVS


required, and of the mutual exchange of promises recited herein, the parities hereto intending to be legally bound hereby agree as follows:

                                 I. DEFINITIONS

         1.1 As used in this Agreement, the following terms shall have the following meanings:

         (a) "The Technology shall mean that process and equipment set forth and identified in Exhibit 2 and its attachments and amendments, if any, all of which are, or if attachment or amendments shall be, attached hereto and made apart hereof. Except as reflected herein or in any written modifications hereto, The Technology does not include modifications or enhancements to such process or equipment developed or performed independently by ICI, its agents, servants, employees, contractors, assigns or successors, which are subject to patent or copyright protection in their own right, whether so protected or not.

         (b) "Net Revenues" means any and all money or other consideration, received by ICI from the sale, leasing or sublicensing of The Technology pursuant to which third parties are permitted to use or market The Technology; less customer discounts and returns; less sales commissions and royalty payments (other than royalty payments due under Article III hereof); and less actual operational expenses incurred.

                                   II. LICENSE

         2.1 WVURC hereby grants to ICI the exclusive worldwide right and license (i) to manufacture The Technology and to license others to do so; and
(ii) to sublicense others to manufacture, market, sell copies of, license and distribute The Technology.

         2.2 WVURC reserves the nonterminable, royalty-free right to use and copy The Technology for research, development and noncommercial WVURC purposes.

EXHIBIT 1 to sublicense between ICI and IVS

                                  III. PAYMENTS

         3.1 ICI shall pay to WVURC as a nonrefundable, noncreditable initial license fee the sum of One Dollar ($1.00) and other good and valuable consideration, due upon the execution of this agreement.

         3.2 ICI shall pay to WVURC as a minimum annual royalty on December 31, 1993, and each December 31 thereafter, during the term of this Agreement, or any renewals thereof, the sum of Three Thousand Dollars ($3,000). In any year which the earned royalties exceed the minimum royalty, no additional payment of the minimum royalty shall be required.

         3.3 ICI shall pay to WVURC as an earned royalty on sales, leases or sublicenses by ICI as to "The Technology" a sum equal to 10% of the "Net Revenues" as above defined.

                                  IV. MARKETING

         4.1 It is understood by the parties that further work may be required to complete "The Technology" and that ICI will, at its own expense, seek to effect such completion using such efforts and resources as it, in its sole discretion, determines appropriate under the then existing circumstances. The parties agree that WVURC shall participate as an owner in any subsequent developmental work to the extent defined by Exhibit 2 attached hereto.

         4.2 ICI agrees that it will use such efforts and resources to distribute The Technology through sales, leases, or sublicenses, as ICI shall, in its sole discretion, determine to be appropriate under the then existing circumstances.

         4.3 ICI shall have the right to prepare, copy, edit, publish, sell, distribute and license The Technology throughout the world in any variety of forms or applications. ICI shall annually provide WVURC with a written comprehensive report providing details of the status of the work under this Agreement including but not limited to documentation, support, packaging, advertising, and promotion concepts and designs related to The Technology and as to sublicenses.

EXHIBIT 1 to sublicense between ICI and IVS


                               V. CONFIDENTIALITY

         5.1 The trade secrets and technology embodied in The Technology, or the existing or future products of hardware manufacturers, any methods or protection employed by to prevent unauthorized duplication of software programs, the terms of this Agreement, and any other confidential business or technical information disclosed by WVURC to ICI or by ICI to WVURC shall beheld in strict confidence and shall not be disseminated by WVURC or ICI, except by ICI to a buyer, lessee or sublicensor, when such between ICI and customer, imposing obligations on customer no less than those imposed by this Section V on ICI.

         5.2 The obligation of this Section V shall survive the expiration or termination of this Agreement.

                              VI. PAYMENTS, REPORTS

         6.1 Earned royalties due WVURC hereunder shall be calculated on a calendar quarterly basis, and shall be paid within forty-five (45) days after the close of each calendar quarter to such address as WVURC may direct in writing.

         6.2 At the time of payment ICI shall deliver to WVURC a report which shall provide all reasonably necessary information for computation of the payments, if any, due or credited to WVURC for such period, together with any adjustments in payments due WVURC with respect to such period.

                             VII. PROPRIETARY RIGHTS

         7.1 WVURC and ICI acknowledge that The Technology is of a character which is or may be protectable by patent, trade secret and/or copyright under the laws of the Unite States and other countries. WVURC shall, at its own expense obtain patent and/or copyright or other

EXHIBIT 1 to sublicense between ICI and IVS


statutory protection of "The Technology" described in Exhibit 2 of even date with the original Agreement.

         It is explicitly recognized that there are other items of Technology which may be developed and incorporated by amendment or attachment to Exhibit 2 of this Agreement. WVURC will not be responsible for obtaining patent and/or copyright or other statutory protection of such Technology. ICI will be solely responsible for obtaining patent and/or copyright or other statutory protection of all forms of The Technology as defined in Exhibit 2 which are developed in the future and incorporated by amendment to this Agreement. All such patents and/or copyrights or other statutory protection shall name WVURC as the owner of each so protected Technology.

         ICI shall treat documentation regarding The Technology including listing of source code for The Technology, but not including instructions, manuals or other elements of any publicly marketed material from The Technology as proprietary, confidential information. ICI shall use reasonable efforts to obtain and maintain proprietary protection for The Technology consistent with ICI's ability to effectively market The Technology in each country in which The Technology is distributed. WVURC agrees to cooperate with ICI, at ICI's expense, and where necessary ICI agrees to obtain patent, copyright or other statutory protection for The Technology in each country in which the same are sold, distributed or sublicensed, and WVURC's hereby authorizes ICI to execute and prosecute in WVURC's name as author's or inventors an application for patent, copyright or similar protection of The Technology, and WVURC shall execute such other documents of registration and recordation as may be necessary to perfect in ICI, or protect, the exclusive rights granted ICI hereunder in each country I which such items are sold or distributed.

EXHIBIT 1 to sublicense between ICI and IVS


         7.2 Any trademark used by ICI to identify The Technology shall be owned by WVURC and ICI to the same extent, and in the same proportions as the underlying technology.

         7.3 ICI may identify WVURC as an owner or participant in The Technology and its development provided that such use of the WVURC identification is an accurate statement of WVURC's role, and notice thereof has been given to WVURC at the address indicated herein not less than 10 days prior to the first such identification.

                     VIII. TERM, TERMINATION, AND CONVERSION

         8.1 The term of this Agreement shall commence on the date first set forth above and shall continue until December 31, 1996, unless earlier terminated as provided in this Agreement.

         8.2 This Agreement shall be automatically renewed for one year periods after December 31, 1996 so long as payments to WVURC exceed the minimum royalty payment specified in Article 3.2 or earned royalties paid exceed the minimum royalties during any two of three consecutive quarters of the preceding year.

         8.3 In the event of the bankruptcy of either party, or a material breach of a material provision hereof, which breach is not cured within sixty
(60) days after written notice thereof by the non-breaching party, then said party may, effective thirty (30) days after written notice thereof to the other, terminate this Agreement, and rights granted hereunder shall thereupon revert to the appropriate party as provided in Section 8.4 hereof. In addition to, or in lieu of their rights to terminate this Agreement upon material breach, the non-breaching party shall have the right to pursue any remedies available to them under law.

         8.4 Upon any termination of this Agreement: (1) all rights, title and interest of ICI in and to The Technology, as conveyed hereby, including, but not limited to, design drawings and production material relating thereto in ICI's possession will terminate and revert to WVURC; (2)

EXHIBIT 1 to sublicense between ICI and IVS


all rights and licenses granted by ICI to third parties shall continue to full force and effect, monies due thereunder shall be received by ICI and royalties paid to WVURC as provided herein; (3) WVURC shall in any event have the right to retain copies of any version of The Technology for WVURC's own use; and (4) ICI's obligation to pay WVURC earned royalties then due shall continue. Nothing herein shall be deemed to affect or require ICI to convey to WVURC any right, title and/or interest in and to enhancements to The Technology, or additions thereto, made or developed as a result of ICI's efforts concerning The Technology occurring after the date hereof. That is, the parties recognize and agree that ICI will acquire additional rights and ownership interests in and to The Technology as a result of developmental efforts pertaining thereto except as described in Exhibit 2.

                                IX. MISCELLANEOUS

         9.1 Each party will notify the other of any infringements of rights in The Technology that come to such party's attention and shall cooperate fully with the other in determining what action, if any, should be taken.

         9.2 This Agreement states the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof. No amendment or modification of this Agreement shall be made except by an instrument in writing signed by all parties.

         9.3 WVURC represents: (i) this Agreement has been duly executed and delivered and is a valid and binding agreement; and (ii) the execution and delivery of this Agreement, and the performance by WVURC of its obligations hereunder, are not in violation of and will not conflict with any agreement, law, order or other restriction binding on WVURC.

         9.4 The parties' rights and obligations hereunder shall be binding upon and inure to the

EXHIBIT 1 to sublicense between ICI and IVS

benefit of their respective successors and assigns. Each party hereto will notify the other party in writing of any transfer of its rights or obligations hereunder within sixty (60) days of such transfer, provided, however, that ICI or its assignee will not be required to give notice of any such transfer made pursuant to a license agreement or other transaction in the ordinary course of its business.

         9.5 This Agreement shall be governed by and interpreted in accordance with the laws of the State of West Virginia.

         9.6 Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect as though such provisions were deleted.

         9.7 WVURC agrees that all payments to others, as required by WVURC's "Patent and Trademark Policy" shall be the sole responsibility of WVURC, and such payments shall be made from WVURC's royalties received under this Agreement.

         9.8 Any notice required or permitted to be sent hereunder shall be deemed given (a) if hand delivered when received, or (b) if mailed when mailed by postage prepaid, by registered or certified mail, return receipt requested, to any party at the following addresses, or such other addressees which either party may from time to time identify:

         WVURC                                            ICI

         William W. Reeves                           James E. Smith
         Secretary                                   President
         213 Glennlock Hall                          Route 7, Box 145
         P.O. Box 6845                               Morgantown, WV  26505
         Morgantown, WV  26506-6845

EXHIBIT 1 to sublicense between ICI and IVS



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           WEST VIRGINIA UNIVERSITY RESEARCH
                                           CORPORATION
                                           On behalf of
                                           WEST VIRGINIA RESEARCH CORPORATION

/s/ Lory B. Dalton                         By: /s/ William W. Reeves
----------------------                        ----------------------------------
Witness                                            William W. Reeves
                                           Title:  Secretary

                                           INTEGRAL CONCEPTS, INC.

                                           By: /s/ James E. Smith
                                              ----------------------------------
                                                   James E. Smith
                                           Title: President
/s/ Rolf Wohl
----------------------
Witness